EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of CorVu Corporation, and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: February 22, 2005             ComVest Investment Partners II LLC

                                             By: ComVest II Partners, LLC,
                                                 its managing member

                                             By: /s/ Robert L. Priddy
                                             -----------------------------------
                                             Name: Robert L. Priddy
                                             Title:   Managing Member


Dated:  February 22, 2005            ComVest II Partners, LLC

                                             By: /s/ Robert S. Priddy
                                             -----------------------------------
                                             Name:  Robert L. Priddy
                                             Title: Managing Member


Dated:  February 22, 2005            Commonwealth Associates Group Holdings, LLC

                                     By: /s/ Michael S. Falk
                                     -------------------------------------------
                                     Name:  Michael S. Falk
                                     Title: Chairman and Managing Member


Dated:  February 22, 2005             /s/ Michael S. Falk
                                     -------------------------------------------
                                      Michael S. Falk, individually


Dated:  February 22, 2005             /s/ Robert L. Priddy
                                     -------------------------------------------
                                      Robert L. Priddy, individually